AGREEMENT AND PLAN OF MERGER


     AGREEMENT  AND  PLAN  OF MERGER dated as of January 17, 2002 ("Agreement"),
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between  United  Trading.Com  , a Nevada corporation ("United"), and Quick Draw,
Inc.,  a  Nevada  Corporation  hereinafter  referred  to as "QDI" or  "Company."

                                   BACKGROUND

     The respective Boards of Directors of United and QDI have each approved, upon the terms and subject to the conditions set forth in this Agreement, the merger ("Merger") of QDI with and into United whereby each issued and
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outstanding share of common stock of QDI not owned directly or indirectly by QDI
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will  be converted into the common stock of United ("Common Stock") as set forth in  Article  I.

     In consideration of the respective representations, warranties, covenants and agreements contained in this Agreement, United and QDI hereby agree as follows:


                                    ARTICLE I
                                   THE MERGER

     1.01 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Nevada Corporation Act ("Nevada Statute"), QDI shall be merged with and into United subject to the conditions set forth in Article VI. Following the Merger, United shall continue as the surviving corporation ("Surviving Corporation") and shall continue its
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existence  under  the  laws  of  the State of Nevada, and the separate corporate existence  of  QDI  shall  cease.

     1.02 Effective Time. This Agreement shall become effective at such time ("Effective Time") as the conditions set forth in Article VI are satisfied or waived, if permissible.

     1.03 Effects of the Merger. The Merger shall have the effects specified in the Nevada Statute. This Plan of Merger is intended to constitute "a plan of reorganization" within the meaning of Section 354 of the Internal Revenue Code, 1986 as amended. Further for federal income tax purposes it is intended that the merger shall qualify as a reorganization as defined in Section 368 (a) of the Internal Revenue Code.

     1.04 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of the Surviving Corporation shall be the persons set forth on Exhibit 1.04 hereto, until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and by laws.

     1.05 Shares. At or prior to the Effective Time, by virtue of the Merger the following events shall occur:
(a) Each share of common stock and preferred stock held by QDI as treasury stock shall be cancelled and retired and shall cease to exist, and no payment or consideration  shall  be  made  with  respect  thereto;
(b) The total issued and outstanding Common Stock shall not exceed 6,000,000 shares immediately prior to the issuance of Common Stock as set forth in
Section 1.05(c). United shall also have outstanding 5,000,000 shares of Class "A" 8% non-cumulative preferred stock ("Preferred Shares"). Features of the Preferred shares shall include (1) voting rights of 20 votes for each Preferred share held. (2) convertible by the holder at anytime into United's common shares at one common share for each Preferred Share held; the common share conversion feature shall be anti-dilutive.
(c) United shall arrange delivery of 1,925,000 shares (post, one for eight reverse stock split effective December 21, 2001) of common stock ("Common
Stock") to effectuate closing of this Agreement. These common shares to be issued from United's treasury shall be issued to each of QDI shareholders, as set forth on Exhibit 1.05(c) annexed hereto, in the number of Common Stock shares set forth next to each name.

1.06     Private  Placement.

(a) The Common Stock issued to QDI's shareholders have not been and will not be registered with the Securities and Exchange Commission ("SEC") or the securities commission of any state, including but not limited to Nevada and California, pursuant to an exemption from registration by virtue of QDI's intended compliance with the provisions of Sections 4(2) and 4(6) of the Securities Act of 1933, as amended ("Securities Act"), and the Common Stock will be made available only to "accredited investors" or Company shareholders who have used a "Purchaser representative", as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Such exemption limits the number and types of investors to which the offering of Common Stock may be made and restricts subsequent transfers of the Common Stock so offered which also may be restricted by state securities laws. The Common Stock may not be resold or otherwise disposed of by QDI's shareholders unless, in the opinion of counsel to United, registration under federal and applicable state securities laws is not required or compliance is made with the registration requirements of such laws.


                                   ARTICLE II
                               EXCHANGE OF SHARES

     2.01 Issuance of Certificates. Promptly after the Effective Time, the Surviving Corporation shall issue to each person set forth on Exhibit 1.06(c) certificates representing the Common Stock to be issued to each QDI shareholder and simultaneously each QDI shareholder shall exchange and surrender the certificate representing all of such QDI shareholder's shares in the Company. At the close of business on the day of the Effective Time, the stock ledger of QDI shall be closed.




                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                                     UNITED

     United represents and warrants to QDI as of the date of this Agreement and as of the Effective Time as follows:

3.01 Existence; Good Standing. United is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

3.02 Capitalization. The authorized capital stock of United prior to the Reverse Stock Split consists of 50,000,000 shares of Common Stock, par value $0.001 ("Common Shares") and 20,000,000 shares of Preferred Stock par value $0.001 ("Preferred Shares"). As of September 30, 2001, there were 41,202,947 shares (prior to 1 for 8 reverse split effective December 21, 2001) of Common Stock issued and outstanding At January 17, 2002 there were 5,150,368 shares of common stock and 5,000,000 shares of Preferred Stock issued and outstanding. There were options outstanding to Mr. James L. Handcock for 100,000 (post 1-for-8 reverse split) shares at $0.10 per share exercisable at any time during the next 5 years, and options to Mr. James G. Brewer for 500,000 (post 1-for-8 reverse split) shares at $0.10 per share exercisable at any time during the next 5 years. The Preferred Shares issued and outstanding are 8% non-cumulative and convertible into Common Shares as set forth in the provisions thereto. All issued and outstanding shares of Common Stock are duly authorized, validly issued, free of preemptive rights, non-assessable, and, are fully paid. Except as set forth in this Section 3.02, (i) United is not a party to or bound by any written or oral contract or agreement which grants to any person an option, warrant or right of first refusal or other right of any character to acquire at any time, or upon the happening of any stated events any shares of or interest in United, whether or not presently authorized, issued or outstanding, and (ii) there are outstanding (a) no shares of capital stock or other voting securities of United, (b) no securities of United or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of United,
(c) no options or other rights to acquire from United or any of its subsidiaries, and no obligation of United or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of United, and (d) no equity equivalents, interests in the ownership or earnings of United or any of its subsidiaries or other similar rights. Upon issuance of the Common Stock to QDI's shareholders, such shares of Common Stock shall be duly authorized, validly issued, fully paid, non-assessable, and free of preemptive rights.

3.03 Authorization: Validity and Effect of Agreements. United has the requisite corporate power and authority to execute and deliver this Agreement. The consummation by United of the transactions contemplated hereby has been duly authorized by all requisite corporate action and the issuance of the Common Stock to QDI' shareholders is required to be approved by the Board of Directors of United and such approval was obtained by a meeting of the Board of Directors held on January 17, 2001. This Agreement constitutes the valid and legally binding obligation of United, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     3.04 No Violation. To the best of United's knowledge neither the execution and delivery by United of this Agreement, nor the consummation by United of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of United (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the triggering of any payment of compensation under, or result in the creation of any lien, security interest, charge or encumbrance ("Lien") upon any of the material properties of United or its subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise permit, lease, contract, agreement or other instrument, commitment or obligation to which United or any of United's subsidiaries is a party, or by which United or any of United's subsidiaries or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have a material adverse effect on the business, results of operations, financial condition or prospects of United and its subsidiaries taken as a whole ("United Material Adverse Effect"), or (iii) other than the filings required under the Securities Exchange Act of 1934, ("Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of its qualification to do business in other jurisdictions, and the filings contemplated by Section 5.02 of this Agreement (collectively, "Regulatory Filings"), require any material consent, approval or authorization of, or declaration, filings or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a United Material Adverse Effect.

     3.05          Documents.     United  has  delivered  to  QDI  the following
reports  and/or  statements:
Audited  financial  statements  for  the  year  ended  December  31,  2000.
Form  10-K  SEC  filing  for  the  year  ended  December  31,  2000.
Form 10-Q SEC filing for the three month and nine month periods ended September 30, 2001.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                     OF QDI

     QDI represents and warrants to United as of the date of this Agreement and as of the Effective Time as follows:

     4.01 Existence; Good Standing; Corporate Authority; Compliance with Law QDI is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The copies of QDI Articles of Incorporation and By Laws previously delivered to United are true and correct and have not since been amended, modified or rescinded.

4.02 Authorization, Validity and Effect of Agreements. QDI has the requisite corporate power and authority to execute and deliver this Agreement,. The consummation by QDI of all transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes the valid and legally binding obligation of QDI, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     4.03 Capitalization. The authorized capital stock of QDI consists of 50,000,000 shares of $0.001 par value common stock and no other classes of
stock, common or preferred, or other securities.   There are 1,925,000 shares of
common stock issued and outstanding as of December 31, 2001. All issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth in
Exhibit 4.03 QDI is not a party to or bound by any written or oral contract or agreement which grants to any person an option, warrant or right of first refusal or other right of any character to acquire at any time, or upon the happening of any stated events, any shares of or interest in QDI, whether or not presently authorized, issued or outstanding. Except as set forth in Exhibit
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4.03,  there  are  outstanding  (i)  no  shares of capital stock or other voting securities of QDI, (ii) no securities of QDI or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of QDI, (iii) no options or other rights to acquire from QDI or any of its subsidiaries, and no obligations of QDI or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of QDI, and (iv) no equity equivalents, interest in the ownership or earnings of QDI or any of its subsidiaries or other similar rights. There are no outstanding obligations of QDI or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities of QDI.

     4.04 No Violation. Neither the execution and delivery by QDI of this Agreement nor the consummation by QDI of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of QDI or its subsidiaries, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the triggering of any payment or compensation under, or result in the creation of any Lien upon any of the properties of QDI or its subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation of which QDI or its subsidiaries is a party, or by which QDI or its subsidiaries or any of their respective properties or assets is bound or affected, except for any of the foregoing matters which, singularly or in the aggregate, would not have a material adverse effect on the business, results of operations, financial condition or prospects of QDI ("QDI Material Adverse Effect"); (iii) other than the Regulatory filings, require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have an QDI Material Adverse Effect, as defined in Section 7.01(c) below, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to QDI, any of its subsidiaries or any of their assets, except for violations which in the aggregate would not have an QDI Material Adverse Effect or materially adversely affect the ability of QDI to consummate the Merger.

     4.05          Documents.     QDI  has  delivered  to  United  the following
reports  and/or  statements:
Unaudited  financial  statements  for  the  period  ended  December  31,  2001.

                                    ARTICLE V
                                    COVENANTS

     5.01 Conduct of Business. From and after the date of this Agreement until the Merger is affected or this Agreement is terminated, unless United has consented in writing thereto, QDI, and, with respect to (e) and (f) below, United and QDI:

     (a) Shall, and shall cause its subsidiaries to, conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

     (b) Shall use reasonable efforts, and shall cause its subsidiaries to use reasonable efforts, to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

          (c) Shall confer on a regular basis with one or more representatives of United to report operational matters of materiality and any proposals to engage in material transactions;

     (d)     Shall  not  amend  its  Articles  of  Incorporation  or  By  Laws;

     (e) Shall promptly notify the other parties hereto of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (f) Shall promptly deliver to the other parties hereto true and correct copies of any report, statement or schedule filed with or delivered to the SEC, any other Governmental entity (other than routine corporate tax and other filings in the ordinary course of business) or any shareholder of QDI or United, as the case may be, subsequent to the date of this Agreement;

          (g) Shall not (i) issue, sell or pledge, or agree to issue, sell or pledge, any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion, right or other right to acquire any shares of its capital stock or grant any right to convert or exchange any securities of QDI for Common Stock, (iii) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, other than in the ordinary course of QDI' business, (iv) adopt any new employee benefit plan, other than in the ordinary course of QDI' business (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, other than in the ordinary course of business, except, in each case, for changes which are less favorable to participants in such plans or as may be required by applicable law, or (v) amend any Officer Employment Agreement or increase any compensation payable under such Agreements to an Officer.

          (h) Shall not (i) except in the normal course of business as consistent with prior practice, declare, set aside or pay any dividend (whether in cash, stock or property) or make any other distribution or payment with respect to any shares of its capital stock or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or make any commitment for any such action;

          (i) Shall not, and shall not permit its subsidiaries to (i) sell, lease or otherwise dispose of any assets of QDI or its subsidiaries (including capital stock) which are of a material amount, individually or in the aggregate, or (ii) make any acquisition, by means of merger or otherwise, of any assets or securities which are of a material amount, individually or in the aggregate; and

          (j) Shall not, and shall not permit its subsidiaries to, agree in writing to take or otherwise take (i) any of the foregoing actions or (ii) any action which would make any representation or warranty of QDI herein untrue or incorrect.

     5.02 Filings; Other Action. Subject to the terms and conditions herein provided, QDI and United shall: (i) promptly make their respective filings and thereafter make any other required submissions to the SEC with respect to the Merger if required; (ii) use all reasonable efforts to cooperate with one another in (a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and other jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (b) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (iii) use best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of United and QDI shall use best efforts to take all such necessary action.

     5.03 Due Diligence Review. From the date hereof to the Effective Time, each of United and QDI shall allow their respective designated officers, attorneys, accountants and other representatives, as the case may be, access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of United, QDI and their subsidiaries.

     For the purpose of conducting their respective due diligence investigations, each party will make available to the other for examination and reproduction all documents and data of every kind and character relating to this Agreement and the transactions contemplated hereby, in possession or control of, or subject to reasonable access by either party. All such due diligence investigation shall be completed and each party shall notify the other in writing of the satisfaction or removal of this due diligence review condition on or prior to the Effective Time.

     Upon mutual agreement of the parties, additional time may be allowed to complete such due diligence investigation. Should a party ("Reviewing Party") become aware of any information during its due diligence investigation which, in the opinion of the Reviewing Party, could have material adverse impact on this Agreement and/or the transactions contemplated hereby, the Reviewing Party shall immediately notify the other party ("Receiving Party") in writing of such information and the concerns which such information has caused. The Receiving Party shall have a reasonable time to respond to those concerns. In the event that the concerns cannot be resolved to the satisfaction of the Reviewing Party, the Reviewing Party shall have the right to terminate this Agreement without further liability hereunder. Each party shall bear the costs and expenses of its own due diligence investigation hereunder, including the fees and expenses of professional advisors.

5.04 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

5.05 Expenses. Whether or not the Merger is consummated, except as provided in Section 7.02 hereof or as provided otherwise herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     5.06 Consent of QDI Shareholders. QDI shall submit the Merger to the shareholders of the Company for their consideration in accordance with Article 92A.120 of the Nevada Revised Statues and other provisions of applicable law, and obtain the consent of its shareholders. QDI shall notify United in writing that the consent of the shareholders has been obtained, and shall set forth the names of any dissenting shareholders at least one (1) day prior to the Effective Time.

5.07 Publicity. The initial press release relating to this Agreement shall be a joint press release and thereafter QDI and United shall, subject to their respective legal obligations (including requirements of the Nasdaq National Market, stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with Nasdaq National Market, or any national securities exchange with respect thereto.

     5.08 Best Efforts to Close. The parties hereto agree to use their best efforts to close the transactions contemplated hereby by February 28, 2002.


                                   ARTICLE VI
                           CONDITIONS TO CONSUMMATION
                                  OF THE MERGER

     6.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

(a) This Agreement shall have been approved by the affirmative vote of the shareholders of QDI by the requisite vote in accordance with applicable law;

(b) No statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent), shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of prohibiting the consummation of the Merger; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered;

(c) This Agreement shall have been approved by the Board of Directors of QDI and the affirmative vote of the shareholders of QDI by the requisite vote in accordance with applicable law, if required, and by the Board of Directors of United by resolution in accordance with applicable law. Each of the consents and resolutions shall have been obtained and set forth on Exhibits 6.01(c), 6.01(c)(i) and 6.01(c)(ii) annexed hereto.

(d) QDI, on or before the Effective Time, shall have completed the issuance of its Convertible Debentures ("Debentures") in the face amount of $1,000,000 to
     , a Colorado limited liability company, upon the terms and conditions set forth in the Subscription Agreement and other documentation relating to the issuance of the Debentures, and a minimum of $400,000 shall have been funded. Subject to and upon the Effective Time of this Agreement, United agrees to assume the liabilities and obligation to pay principal and interest on the Debentures. On or prior to the Effective Time, QDI shall secure, in writing, from all of the holders of the Debentures, their consent to United's assumption of QDI's liability and obligations under the Debentures.

(e) A Consulting Agreement between United and James G. Brewer Sr. has been executed, a copy of which is annexed to this Agreement as Exhibit 6.01(e). This
     Consulting  Agreement  shall  become  an  obligation  of  the  Surviving
Corporation.

     (f) A Consulting Agreement between QDI and Randall P. Bertuccelli has been executed, a copy of which is annexed to this Agreement as Exhibit 6.01(f). This Consulting Agreement shall become an obligation of the Surviving Corporation.

     (g) QDI shall deliver the legal opinion of its general counsel, substantially in the form annexed hereto as Exhibit 6.01(g) and United shall deliver the legal opinion of its counsel, substantially in the form annexed hereto as Exhibit 6.01(g)(1).

     (h) Each party shall have completed its due diligence review and notified the other in writing of the satisfaction or removal of the due diligence review condition in accordance with Article 5.03 of this Agreement.

                                   ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

          7.01     Closing and Termination.        Except as otherwise set forth
in this Section 7.01, this Agreement shall close by no later than 11:59 p.m. PDT, January 31, 2002, ("Closing Date") provided that either party may extend this Agreement for an additional seven (7) day period by written notice to the other party prior to the Closing Date. This Agreement shall terminate if not closed by 11:59 p.m., PDT, February 7, 2002. Notwithstanding the foregoing and/or the approval of this Agreement by the shareholders of QDI, this Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time:

(a) By mutual written consent, duly authorized by their respective Boards of Directors, by United and QDI;
     (b)     By  either  United  or  QDI
     (i) if any court of competent jurisdiction or any other governmental body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise permanently prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;
     (ii) if, upon a vote at a duly held meeting or upon any adjournment thereof, the shareholders of QDI shall have failed to give any required approvals; or
     (c) By United if QDI shall have breached any of its representations and warranties or covenants contained herein and if such breach or breaches, either individually or in the aggregate, will have, or are reasonably likely to have, an QDI Material Adverse Effect as defined in Section 4.04 unless, in the case of a breach of covenant, such failure to perform has been caused by a breach of this Agreement by United.

     (d) By QDI if United shall have breached any of its representations and warranties and such breach or breaches, either individually or in the aggregate, will have, or are reasonably likely to have, a United Material Adverse Effect, as defined in Section 3.04, or if United shall have breached in any material respect any of its covenants contained herein, unless, in the case of a breach of any covenant, such failure to perform has been caused by a breach of this Agreement by QDI;

7.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.01, this Agreement, except for the obligations  of  the parties pursuant to this Section 7.02 and the provisions of
Section 5.05, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders; provided that nothing in this Section 7.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

     7.03 Amendment. To the extent permitted by applicable law, this Agreement may be amended by the parties, at any time before or after approval of this Agreement and the merger by the shareholders of QDI but, after any such shareholder approval, no amendment shall be made that by law requires further approval of such shareholders without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     7.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party, or (iii) subject to the terms hereof, waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party to this Agreement to assert any of its rights under this Agreement shall not constitute a waiver of those rights.

     7.05 Procedure for Closing, Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require (a) in the case of United, action by its Board of Directors or the duly authorized designee of its Board of Directors and (b) in the case of QDI, action by its Board of Directors.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.01 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to be only conditions to the Merger and shall not survive the Merger, provided, however, that the representations and warranties contained in Section 1.07, and in this
Article  VIII  shall  survive  the  Merger.

8.02 Assignment, Binding Effect; Benefit; Entire Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assign any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (oral and written) among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.03 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision, clause, section or port of this Agreement is so broad as to be unenforceable, the provision, clause, section or part shall be interpreted to be only so broad as is enforceable, and all other provisions, clauses, sections or parts of this Agreement which can be effective without such unenforceable provision, clause, section or part shall, nevertheless, remain in full force and effect.

8.04 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service
(with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:


          If  to  QDI,  to:

Quick  Draw  ATM,  Inc.
Randall  P.  Bertuccelli
3000  Citrus  Circle,  Suite  116
Walnut  Creek,  CA  94598
Fax  915-939-0174

     With  copy  to:
     Marc  Libarle
1388  Sutter  St.,  #910
San  Francisco,  CA  94109
Fax  415-928-8936

If  to  United,  to:

United  Trading.Com
19762  MacArthur  Blvd.,  Suite  300
Irvine,  CA  92612
Attn:  James  Brewer,  President
Fax:  (949)  759-3505

With  a  copy  to:
Pat  Passenheim
501  W.  Broadway,  Suite  500
San  Diego,  CA  92101
Fax:  (619)  544-0852


or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date it is telecommunicated, personally delivered or mailed.

8.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its rules of conflict of laws.

8.06 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled under the Arbitration Rules of the State of Nevada.

     8.07 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.08 Counterparts and Facsimile Signatures. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement each of which may be signed by less than all of the parities hereto, but together all such copies shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

8.09 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:
          (a)     "Affiliate"  of  a  person  means  a  person  that directly or
                   ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.
          (b)     "Control"  (including the terms "controlling", "controlled by"
                   -------
and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.
          (c)     "Person"  means  a  natural  person,  company,  corporation,
                   ------
partnership, joint venture, association, trust, unincorporated organization or other entity.
          (d)     "Subsidiary"  of any person means a person in which such first
                   ----------
referenced person owns directly or indirectly an amount of the voting securities, other voting ownership or voting partnership interest which is sufficient to elect at least a majority of its Board of directors or other governing body (or, if there are no such voting interest, owns directly or indirectly 50% or more of the equity interest).

     8.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in the Agreement. The waiver by any party hereto to a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.11 Incorporation of Exhibits. All Exhibits and annexes attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.12 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.






                       The balance of this page left blank



Signature  page




     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officers thereunto duly authorized, all as of the day and year first above written.
          UNITED  TRADING.COM

          By:    s/James  G.  Brewer
             -----------------------
               James  G.  Brewer,  President  and  CEO


          QUICK  DRAW  ATM,  INC.

          By:    s/Randall  P.  Bertuccelli
             ------------------------------
               Randall  P.  Bertuccelli,  President

                                LIST OF EXHIBITS

Exhibit  Number     Description
---------------     -----------
1.04          List  of  Officers  &  Directors
1.05  (c)     Distribution  of  QDI  Common  Stock
4.03          Outstanding  QDI  Common  Stock  &  Rights
6.01  (c)     Resolution  of  Board  of  Directors  of  QDI
6.01  (c)(i)     Consent  of  shareholders  of  QDI
6.01  (c)(ii)     Resolution  of  Board  of  Directors  of  United
6.01  (e)     Corporate  Officer  employment  Agreement  between  United  and
               James  G.  Brewer,  SR
6.01  (f)          Employment  Agreement  between QDI and Randall P. Bertuccelli
6.01  (g)     Legal  Opinion  by  QDI  Counsel

6.01  (g)(1)     Legal  Opinion  by  United  Counsel